Exhibit 99.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this "Amendment") is made and entered into as of August 14, 2015 (the "Effective Date") by and between WILLIAM M. FOSTER, an individual residing in Twiggs County, GA ("Lessor") and ADK GEORGIA, LLC, a Georgia limited liability company ("Lessee") with regard to the foregoing.

WITNESSETH:
A.Lessor and Lessee are parties to that certain Lease Agreement dated August 1, 2010, a copy of which is attached hereto as Exhibit A, as amended by that First Amendment to Lease dated August 31, 2010 (the "Lease").
B.    Lessor and Lessee have agreed to amend the Lease to provide for Lessee to make additional payments to Lessor and assume other responsibilities under the Lease in consideration for Lessor's agreement to extend the Lease term and make other concessions to Lessee as provided herein.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Lease shall be amended as set forth below. Capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Lease.

1.LEASE EXTENSION. The Lease Term shall be extended to a seventeen (17) year term which expires on August 31, 2027. Section 1(b)(i) and Section 3 of the Lease shall be considered revised accordingly to confirm the Lease term is 17 years and the Lease expiration date is August 31, 2027.

2.PAYMENTS TO LESSOR. In consideration for the Lease extension and the other terms and concessions made herein, Lessee agrees as follows:.

2.1.    INITIAL PAYMENT. Within five (5) days of the Effective Date, Lessee shall remit Five Hundred Seventy Five Thousand Dollars ($575,000) to Lessor.

2.2.    PREPAID RENT. Upon the earlier of January 1, 2016, or termination of the Lease, Lessee shall release to Lessor one (1) month of the two months' prepaid advance rent that Lessee has paid under the Lease. Therefore, Lessee shall not be required to pay rent for just the last month of the Lease Term and Section 1(d) of the Lease shall be considered amended accordingly.

2.3.    SECURITY DEPOSIT. Upon the earlier of January 1, 2017, or the termination of the Lease, the security deposits that Lessee has on deposit with Lessor pursuant to Section 1(c) of the Lease, which Lessor would otherwise be required to refund to Lessor, shall be released to Lessor and Lessor shall have no obligation to refund such deposits to Lessee. In no event shall Lessee be required to replenish any such released security deposits.

2.4.    QUARTERLY PAYMENTS. As of the Effective Date, Lessee shall begin paying Lessor quarterly payments of Twenty Six Thousand Dollars ($26,000) each quarter (the "Quarterly Payments") (in addition to base rent) which amount shall remain fixed throughout the Term. The Quarterly Payments shall be paid within ten days of the end of each quarter and be prorated for any partial periods.

Other than these payments or released funds, no other amounts are due and payable by Lessee to Lessor in connection with this Amendment or are currently due and outstanding under the Lease.

/s/WMF	/s/William McBride

3.SUBLEASES. Lessor hereby consents to and approves of the subleases set forth on Exhibit B attached hereto (the "Subleases") with the subtenants (collectively, the "Subtenants") referenced in the Subleases. Lessee shall ensure that all Subtenants comply with all terms of the Lease including the obligation to provide Financial Statements as provided in Section 28 of the Lease. Lessee shall obtain Lessor's consent to any future subleases of any Facility which consent shall not be unreasonably withheld, conditioned or delayed.

4.CURE PERIOD FOR TAX PAYMENTS. Lessee shall have a period of fifteen (15) days from its receipt of written notice of default from Lessor to cure any default asserting that Lessee did not timely pay any taxes or any other amounts due to Lessor under the Lease (except base rent which Lessee must pay in accordance with Section 1(b)(ii) of the Lease without a cure period). Sections 1(b)(iv) and 15(a) of the Lease are amended accordingly. In the event that any notice or invoice for taxes, assessments or other amounts due for any of the Facilities is sent by the taxing authority directly to Lessor and not to Lessee or any Subtenant, Lessor shall forward the notice or invoice to Lessee at least 30 days prior to the due date.

5.REPAIR, MAINTENANCE AND REPLACEMENT. Lessee shall be solely responsible for the cost of maintaining the Facilities in good condition and repair in accordance with the standards for other commercial care facilities in the areas in which the Facilities are located. In addition, Lessee shall be solely responsible for the cost to repair and replace all structural or capital items at any of the Facilities that require replacement due to ordinary wear and tear and Lessor shall have no financial responsibility for such items. Section 2 of the Lease is amended accordingly.

5.1.    LESSEE OBLIGATIONS. Lessor shall provide written notice to Lessee of any items at any Facility which Lessor believes Lessee needs to repair or replace to properly maintain the Facilities in good condition and repair. Within 60 days of receipt thereof, Lessee shall either (i) commence work to repair or replace such item as Lessor requested, or (ii) provideLessor with a plan to address Lessor's concern, which may include provisions to repair and continue to maintain the item to extend the useful life thereof, provided such plan is commercially reasonable or appropriate under the circumstances.

5.2.     POWDER SPRINGS ROOF. With regard to the Powder Springs Facility, Lessor acknowledges that the Sublease for such Facility requires the Subtenant to install a new roof within eighteen (18) months of the Sublease date and Lessor hereby agrees that such replacement schedule is acceptable. Notwithstanding the above, Lessee shall be responsible for installing the new roof if Subtenant fails to do so. Further, Lessee, by itself or through its Subtenant, shall ensure that until a new roof is installed that the current roof is properly maintained and that the condition of the roof does not impair patient care, patient life or safety, or facility licensing or operations.

6.LEASE GUARANTY. Within five (5) days of the Effective Date, Lessee shall cause its corporate parent to execute and deliver the corporate guaranty from AdCare Health Systems, Inc., a Georgia corporation, a form of which is attached hereto as Exhibit C.

7.NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. Lessor shall submit a Non-Disturbance and Attornment Agreement (the "NDA"), in a form reasonably acceptable to Lessee, to all lenders which have a mortgage or lien on any of the Facilities and cause such lenders to execute and return

/s/WMF	/s/William McBride

the NDA to Lessee. Lessor shall be entitled to refinance any of the Facilities and in any such case shall substitute NDAs with the new lender or lenders in a form reasonably acceptable to Lessee and such lenders.

8.LESSOR REPRESENTATIONS. Lessor represents and warrants that Lessee has fully and completely resolved all issues that were referenced in Lessor's Notice of Default to Lessee dated May 15, 2015. In addition, to the knowledge of Lessor, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with notice or the passage of time, would constitute a default under the Lease.

9.	CLARIFICATIONS REGARDING CHANGES IN OWNERSHIP.

9.1.    LESSEE. Lessee is an indirect wholly owned subsidiary of AdCare Health Systems, Inc., the guarantor of this Lease ("Guarantor'), and any provision in the Lease which requires Lessee to obtain Lessor's prior written consent to a change in beneficial ownership shall not apply to or restrict Guarantor in any manner.

9.2.    LESSOR. Lessor shall have the right to assign this Lease to an entity which Lessor owns or controls for estate planning purposes provided that such entity owns the Facilities and expressly assumes all of the obligations, liabilities and responsibilities of Lessor hereunder.

10.SECTION DELETED AND AMENDED.

10.1 Section 30 of the Lease is no longer applicable or necessary and is deleted in its entirety.

10.2 Section 6(a) is hereby amended to add the following sentence at the end of said paragraph: “Lessee’s right of first refusal shall not survive the end of the Lease Term.”

10.3 Section 6(c) is hereby amended to add the following phrase at the end of the last sentence of said paragraph: “but shall not survive the end of the Lease Term.”

11.NEWLY CONSTRUCTED FACILITY. Lessor shall have the right to replace a leased facility with a newly constructed facility within the same county provided that (i) Lessor pays all costs and expense associated therewith including any cost or expense that Lessee or any Subtenant may incur as a result thereof (ii) Lessor indemnifies and holds Lessee and any Subtenant harmless against any liability, cost or expense either may incur in connection therewith, (iii) the Subtenant affected by the facility replacement consents to the change and proposed new rent it will be required to pay after the move (in no event shall Lessor lease the new replacement facility directly to any of Lessee's Subtenants during the term of this Lease), and (iv) the change does not result in any diminution or impairment of the amount of excess rent (the amount of rent paid by the Subtenant which is in excess of the rent payable to Lessor under the Lease for the facility) that Lessee receives or reasonably could expect to receive from the Subtenant for the facility. Subject to the foregoing, Lessee and Lessor shall negotiate in good faith on an adjustment of the lease rate applicable to the facility to an appropriate market rate considering the number of beds, costs of construction, reimbursement rates, and other relevant factors related to the new facility.

12.OTHER TERMS STILL IN EFFECT. All other terms and conditions of the Lease not expressly modified or amended herein shall remain in full force and effect. To the extent that any of the provisions of this Amendment conflict with or are inconsistent with the provisions of the Lease, the provisions of this Amendment shall control.

/s/WMF	/s/William McBride

IN WITNESS WHEREOF, there undersigned have executed this Amendment and caused it to be effective as of the date and year first written above.

LESSOR:		LESSEE:

ADK GEORGIA, LLC. a Georgia limited liability
company

/s/William M. Foster	By:	/s/William McBride
William M. Foster		William McBride, Manager

/s/WMF	/s/William McBride

EXHIBIT A

LEASE

EXHIBIT B
SUBLEASES

1.	Sublease Agreement dated January 31, 2015 between ADK Georgia, LLC and 3460 Powder Springs Road Associates, L.P. (Powder Springs).

2.	Sublease Agreement dated January 31, 2015 between ADK Georgia, LLC and 3223 Falligant Avenue Associates, L.P. (“Powder Springs).

3.	Sublease Agreement dated December 1, 2012 between ADK Georgia, LLC and Jeff Co. Nursing, LLC (Jeffersonville).

Sub-Sublease Agreement dated December 1, 2012 between Jeff Co. Nursing, LLC and Jefferson Healthcare & Rehab, LLC.

4.	Sublease Agreement dated June 30, 2013 between ADK Georgia, LLC and Tybee NH, LLC (Oceanside).

Sub-Sublease Agreement dated June 30, 2013 between Tybee NH, LLC and Oceanside Healthcare & Rehab, LLC.

5.	Sublease Agreement dated June 30, 2013 between ADK Georgia, LLC and Tybee NH, LLC (Savannah Beach).

Sub-Sublease Agreement dated June 30, 2013 between Tybee NH, LLC and Savannah Beach Healthcare & Rehab, LLC.

6.	Sublease Agreement dated July 1, 2014 between ADK Georgia, LLC and C.R. of Thomasville, LLC (Thomasville).

7.	Sublease Agreement dated October 22, 2014 between ADK Georgia, LLC and LC SNF, LLC (Lumber City).

8.	Sublease Agreement dated April 1, 2015 between ADK Georgia, LLC and C.R. of LaGrange, LLC (LaGrange).

EXHIBIT C
LEASE GUARANTY